UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 15, 2006
COVAD COMMUNICATIONS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32588	77-0461529

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Rio Robles, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 952-6400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     On March 15, 2006, Covad Communications Group, Inc., a Delaware corporation (the “Company”), Covad Communications Company, a California corporation and a wholly-owned subsidiary of the Company (“Operating” and together with the Company, “Covad”), and EarthLink, Inc., a Delaware corporation (“EarthLink”), entered into a Purchase Agreement (the “Purchase Agreement”), providing that Covad shall sell to EarthLink, and that EarthLink shall purchase from Covad (i) 6,134,969 shares (the “Primary Shares”) of common stock, par value $0.001, of the Company (“Common Stock”), for an aggregate purchase price of $10,000,000, reflecting a price per share of $1.63, which equals 105% of the arithmetic average of the daily volume weighted average trading price quoted on the American Stock Exchange (the “AMEX”) for the Company’s Common Stock for each of the ten (10) trading days immediately preceding the execution date of the Purchase Agreement, and (ii) a $40,000,000 12% Senior Secured Convertible Note due 2011 (the “Note”) for an aggregate purchase price of $40,000,000 (the “Transaction”).
     Interest on the Note will be payable on March 15 and September 15 of each year, commencing on September 15, 2006, and may be paid in cash or in additional notes of the company, identical to and of the same series as the original Note (the “Additional Notes”). Principal on the Note will be payable on March 15, 2011, provided that under certain circumstances, EarthLink may require Covad to repay the remaining principal amount of the Notes held by EarthLink in four equal installments due March 15 of each year, commencing on March 15, 2007 and ending on March 15, 2010. The Note will be initially convertible into 21,505,376 shares of Common Stock (the “Underlying Shares”), reflecting an initial conversion price of $1.86 per share, which equals 120% of the arithmetic average of the daily volume weighted average trading price quoted on the AMEX for the Company’s Common Stock for each of the ten (10) trading days immediately preceding the execution date of the Purchase Agreement. In the event that Covad makes all interest payments through the issuance of Additional Notes, the Additional Notes will be convertible into 17,007,477 shares of Common Stock, reflecting a conversion price of $1.86 per share. The conversion rate will be subject to weighted average antidilution protection as set forth in the Note. Notwithstanding the foregoing, in no event will the Note and any Additional Notes be converted into an aggregate number of shares of Common Stock which in the aggregate exceeds 19.9% of the then outstanding shares of Common Stock of the Company. The Note will be initially convertible into shares of Common Stock beginning on March 15, 2008, or upon a Change of Control (as defined in the Note) of the Company, if occurring earlier. The Company will be required to offer to redeem the Note at 100% of the principal amount thereof upon a Change of Control of the Company. The obligations under the Note will be secured by certain property, plant and equipment purchased with the proceeds of the Note pursuant to the terms of a Security Agreement to be entered into between the Company, Operating and EarthLink, and the Primary Shares and the Underlying Shares will be subject to the terms of a Registration Rights Agreement between the Company and EarthLink.
     Additionally, in connection with the transactions contemplated by the Purchase Agreement, Operating and EarthLink will enter into an Agreement for XGDSL Services, pursuant to which Covad will develop and deploy its next generation broadband services in specified geographic service areas. The proceeds from the Transaction will be used to fund the deployment of these services.
     The Note and the Primary Shares are being issued to EarthLink in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.
     The Transaction is subject to certain conditions precedent, including, without limitation, receipt of approval from the AMEX for the listing of the Primary Shares and the Underlying Shares on the AMEX.
     The summary of the Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In connection with the transactions contemplated by the Purchase Agreement, Covad shall issue the Note to EarthLink. A full description of the transactions contemplated by the Purchase Agreement, and of the Note, are set forth in Item 1.01 above.
Item 3.02 Unregistered Sales of Equity Securities.
     In connection with the transactions contemplated by the Purchase Agreement, the Company shall sell to EarthLink the Primary Shares and the Note. A full description of transactions contemplated by the Purchase Agreement, and of the Primary Shares and the Note, are set forth in Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Purchase Agreement, dated as of March 15, 2006, by and among Covad Communications Group, Inc., Covad Communications Company and EarthLink, Inc.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVAD COMMUNICATIONS GROUP, INC.
Date: March 17, 2006	By:	/s/ James A. Kirkland
	Name:	James A. Kirkland
	Title:	Senior Vice President, Strategic Development, and General Counsel

EXHIBIT LIST
99.1	Purchase Agreement, dated as of March 15, 2006, by and among Covad Communications Group, Inc., Covad Communications Company and EarthLink, Inc.